LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby authorizes David A. Hollander of Tennenbaum Capital Partners, LLC, to execute for and on behalf of the undersigned, in the undersigned's individual capacity, and on behalf of Tennenbaum & Co., LLC ("TCO"), in the undersigned's capacity as the managing member of TCO. Schedules 13 and Forms 3, 4 and 5, and any amendments thereto, and cause such schedule(s) or form(s) to be filed with the United States Securities and Exchange Commission pursuant to Section 13(d)-(g) or Section 16(a) of the Securities exchange Act of 1934, as amended. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 22nd day of April, 2003.

/s/ Michael E. Tennenbaum
____________________________________
MICHAEL E. TENNENBAUM

STATE OF CALIFORNIA    )
        )ss.        ACKNOWLEDGMENT
COUNTY OF LOS ANGELES        )

    I, Alice M. Carter, a Notary Public in and for said County and State, hereby certify that Michael E. Tennenbaum, whose name is signed to the foregoing LIMITED POWER OF ATTORNEY, and who is known to me, acknowledged before me on this day, that being informed of the contents thereof, he voluntarily executed the same on the day of its date.

    Given under my hand and official seal of office on this 22nd day of April, 2003.

/s/ Alice Carter
__________________________________________________

Notary Public in and for said
County and State